EXHIBIT 10(h)(h)

EMCOR Group, Inc.

EXECUTIVE COMPENSATION RECOUPMENT POLICY

The Board of Directors (the “Board”) of EMCOR Group Inc. (the “Company”) has adopted the following policy on the recoupment of executive compensation (the “policy”). References to the Board herein shall include any committee of the Board that has been delegated authority by the Board to administer and enforce this policy in accordance with its terms.
In the event that the Company is required to prepare an accounting restatement to correct an error that is material to its previously issued financial statements under the securities laws, with respect to any cash or equity-based bonus or other cash or equity-based incentive compensation that was granted, earned or became vested based wholly or in part upon the attainment of any financial reporting measure (“incentive-based compensation”) during the three completed fiscal years immediately preceding the “required financial restatement date,” the Board must seek reimbursement of the amount (computed without regard to any taxes paid) of any such incentive-based compensation awarded or paid to an Executive or effect the cancellation of unvested and vested equity awards previously granted to an Executive, if and to the extent the amount of such incentive-based compensation would have been lower had the level of achievement of the applicable financial reporting measure been calculated based on such restated financial results, unless the Board, or a duly authorized committee, thereof determines, after a reasonable attempt to recover such amount, that it would be impracticable to seek such recovery as a result of the imposition of undue costs on the Company or its shareholders or it would violate non-U.S. law.
The Board will seek the full amount of a recovery under this policy from an affected Executive, absent a determination by the Board in its sole discretion that such recovery would be impracticable. However, the Board has discretion to determine the form and timing of any such recovery, provided that such recovery is accomplished in a reasonably prompt manner. The Board will take such steps as it deems necessary in its sole discretion to ensure that all Executives subject to the policy agree to abide by its terms.
For purposes of this policy, the “required financial restatement date” is the earlier to occur of the date when the Board concludes, or reasonably should have concluded, that the Company’s financial statements contained a material error or the date when a court, regulator or other legally authorized body directs the Company to issue a restatement to correct such a material error. For the avoidance of doubt, an Executive will be deemed to have received incentive-based compensation in the fiscal year when the financial reporting measure that is applicable, in whole or in part, to the incentive-based compensation award is attained, even if the Executive remains subject to additional payment conditions with respect to such award.
If the achievement of a certain financial reporting measure was considered in determining the incentive-based compensation awarded or paid to an Executive, but the incentive-based compensation was not awarded or paid on a formulaic basis such that the amount of any erroneously awarded incentive-based compensation cannot be determined directly from the information in the accounting restatement, the Board will determine in its sole discretion the recoverable amount based on its reasonable estimate of the effect of the financial restatement.
For purposes of this policy, an “Executive” shall mean any current or former employee who is, or was, an “officer” of the Company for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, at any time during the performance period applicable to the incentive-based compensation at issue.
The remedies under this policy are in addition to, and not in lieu of, any legal and equitable claims the Company may have or any actions that may be imposed by law enforcement agencies, regulators or other authorities. This policy will be administered in a manner that complies with applicable law and securities exchange listing requirements. The Company may adopt additional recoupment provisions in the future or amend existing requirements as required by law or regulation. Subject to the foregoing, the Board shall have the discretionary authority to make all determinations under this policy, including the authority to construe and apply all relevant terms, and may amend this policy at any time.

Date: December 15, 2015